Exhibit 4

JOINT FILING AGREEMENT

The undersigned hereby agree that the Statement on Schedule 13D filed herewith (and any amendments thereto), is being filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(k) (1) under the Securities Exchange Act of 1934, as amended, on behalf of each such person.

Dated: July 29, 2003

GSCP RECOVERY, INC. By: Matthew C. Kaufman Name: Matthew C. Kaufman Title: Managing Director

GSCP (NJ), L.P. By: GSCP (NJ), Inc., its general partner By: Matthew C. Kaufman Name: Matthew C. Kaufman Title: Managing Director

GSCP (NJ), INC. By: GSCP (NJ) Holdings, L.P., its sole member By: Matthew C. Kaufman Name: Matthew C. Kaufman Title: Managing Director

GREENWICH STREET INVESTMENTS II, L.L.C.

By:  Matthew C. Kaufman
        Name:    Matthew C. Kaufman
        Title:      Managing Director

GREENWICH STREET CAPITAL PARTNERS II, L.P.
GSCP OFFSHORE FUND, L.P.
GREENWICH FUND, L.P.
GREENWICH STREET EMPLOYEES FUND, L.P.
TRV EXECUTIVE FUND, L.P.

By:   Greenwich Street Investments II, L.L.C.,
         its general partner

By:  Matthew C. Kaufman
        Name:    Matthew C. Kaufman
Title: Managing Director

Keith W. Abell, Alfred C. Eckert III, Robert A. Hamwee,
Richard M. Hayden, Thomas V. Inglesby, Matthew C. Kaufman,
Sanjay H. Patel, Christine K. Vanden Beukel and Andrew Wagner

By:  Matthew C. Kaufman
         as Attorney-in-Fact*

By:  Sanjay H. Patel
as Attorney-in-Fact*

*Attorneys-in-Fact under Power of Attorney dated January 4, 2002 as filed with the SEC as Exhibit 7(L) to the Schedule 13D/A for Moore
Corporation Limited filed by Greenwich Street Capital Partners II,
L.P. et al. on January 7, 2002.